Exhibit 99.1

Gannett Appoints New Chief Financial Officer

MCLEAN, VA April 6, 2020 – Gannett Co., Inc. (“Gannett”, the “Company” or “we”) (NYSE: GCI) announced today the appointment of Douglas E. Horne as our new Chief Financial Officer, effective April 7, 2020.

“We are thrilled to welcome Doug to our leadership team,” said Michael Reed, Chairman and Chief Executive Officer of Gannett.  “With over 20 years of media-specific finance experience, including establishing the public-company finance and accounting functions for the spin-off of AOL from Time Warner, as well as leading the administrative integration planning and cost synergies program for the AT&T and Time Warner merger, Doug is a perfect fit for our organization.  I am excited to have Doug join our team and look forward to having him aboard.”

Mr. Horne is an experienced leader with a successful track record in high-profile financial positions within the entertainment, media and technology industries. Most recently, Doug served as Global Controller for The We Company (WeWork), with responsibility for the accounting, internal audit, shared services and tax functions. He previously spent eight years at Warner Media LLC (formerly Time Warner Inc.), most recently as Senior Vice President and Controller, where he also led the company’s global sourcing organization. Before joining Warner Media LLC, he served as Deputy Chief Financial Officer and Chief Accounting Officer for AOL Inc., where he managed a team of 400 people across global accounting, financial planning and analysis, shared services, tax and treasury. He has extensive experience managing large teams across complex organizations, spanning the accounting, shared services, tax, and treasury functions. Mr. Horne is a graduate of Virginia Tech and a Certified Public Accountant in New York and Virginia.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched reach at the national and local level, Gannett touches the lives of nearly 140 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include the USA TODAY and more than 260 daily local newspaper brands, digital marketing services companies ReachLocal, WordStream, and ThriveHive and U.K. media company Newsquest. Following the completion of their recent merger, starting November 20, 2019, New Media Investment Group Inc. trades on the New York Stock Exchange under Gannett Co., Inc. and its ticker symbol has changed to “GCI”. To connect with us, visit www.gannett.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of evolving risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see also the risk factors described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Ashley Higgins & Stacy Cunningham, Gannett Investor Relations
investors@gannett.com
(212) 479-3160
or
Media:
Stephanie Tackach, Gannett Public Relations
stackach@gannett.com

Source: Gannett Co., Inc.